EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contacts: Ray Davis President/CEO Umpqua Holdings Corporation 503-727-4101 raydavis@umpquabank.com	Ron Farnsworth SVP/Finance Umpqua Holdings Corporation 503-727-4108 ronfarnsworth@umpquabank.com

UMPQUA HOLDINGS REPORTS THIRD QUARTER EARNINGS
Third quarter earnings impacted by California housing market

PORTLAND, Ore. – October 18, 2007 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced third quarter 2007 operating earnings of $13.3 million, or $0.22 per diluted share, compared to $24.3 million, or $0.42 per diluted share, for the third quarter of 2006. Operating earnings exclude merger related expenses, net of tax.

Including merger related expenses, net income for the third quarter of 2007 was $13.2 million, or $0.22 per diluted share, compared to $22.9 million, or $0.39 per diluted share for the third quarter of 2006.

Significant items for the third quarter include:

  Increase in non-performing loans to $68.9 million, or 1.13% of total loans, related primarily to the residential development portfolio in our northern California operation;
  Provision for loan losses of $20.4 million, representing a $0.17 per diluted share additional charge over the second quarter;
  Reversal of $1.3 million in interest income related to $20.8 million net increase in non-accrual loans;
  Other real estate owned increased to $10.3 million, which was sold with no loss subsequent to quarter end;
  Net charge-offs of $806 thousand year to date, represents 0.02% of average loans;
  Year to date annualized organic loan growth of 7%, excluding the acquisition;
  Year to date annualized organic deposit growth of 5%, excluding the acquisition;
  Core deposits increased 3% during the third quarter in the Oregon/Washington region;
  Net interest margin, on a tax equivalent basis, declined 14 basis points during the third quarter, to 4.20%, of which 7 basis points related to interest reversal on new non-accrual loans noted above;
  Cost of interest bearing deposits increased 3 basis points during third quarter, but declined 10 basis points during the month of September;
  Issued $60 million of new junior subordinated debentures during the third quarter, with a weighted average adjustable interest rate of 3 month LIBOR plus 182 basis points;
  Total non-interest income increased 16% on a sequential quarter basis, related primarily to positive fair value adjustments related to junior subordinated debentures;
  Bank efficiency ratio, excluding merger related expenses, of 55.3% in the third quarter;

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

The following is a comparison of net income to operating earnings for all periods presented:

	Quarter ended:			Sequential	Year over
				Quarter	Year
(Dollars in thousands, except per share data)	9/30/07	6/30/07	9/30/06	% Change	% Change

Net Income	$13,177	$19,913	$22,856	(34)%	(42)%
Add Back: Merger related expenses, net of tax	158	1,430	1,471	(89)%	(89)%

Operating Earnings	$13,335	$21,343	$24,327	(38)%	(45)%

Earnings per diluted share:
Net Income	$0.22	$0.32	$0.39	(31)%	(44)%
Operating Earnings	$0.22	$0.35	$0.42	(37)%	(48)%

	Nine months ended:		Year over
			Year
(Dollars in thousands, except per share data)	9/30/07	9/30/06	% Change

Net Income	$53,752	$59,914	(10)%
Add Back: Merger related expenses, net of tax	1,920	2,615	(27)%

Operating Earnings	$55,672	$62,529	(11)%

Earnings per diluted share:
Net Income	$0.89	$1.17	(24)%
Operating Earnings	$0.92	$1.23	(25)%

"During this past quarter, the California housing down-turn negatively impacted Umpqua. I have instructed our credit professionals to take an aggressive posture in identifying, reserving for, and resolving problem loans. Accordingly, we believe the third quarter provision for loan losses will be adequate for subsequent charge-offs related to these non-performing assets,” said Umpqua Holdings Corporation president and CEO, Ray Davis.

During the third quarter, the Company experienced an increase in non-performing assets related primarily to deterioration in the northern California residential development market. Non-performing loans increased $21 million during the quarter, to $68.9 million. Non-performing assets increased $31 million during the quarter, to $79.2 million. Subsequent to quarter end, the Company sold $10 million of other real estate owned with no loss recognized. This other real estate owned was recorded as a non-accrual loan in the second quarter. The residential development segment represents $66.7 million, or 84% of the total $79.2 million in non-performing assets.

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

The following represents a summary of non-performing assets by region as of September 30, 2007:

Non-performing assets

	Oregon/
(dollars in thousands)	Washington	California	Total

90 days past due and accruing:
Residential development	$--	$166	$166
Commercial real estate	--	346	346
Commercial	--	496	496
Other	153	327	480

Total	$153	$1,335	$1,488

Non-accrual loans:
Residential development	$9,984	$46,581	$56,565
Commercial real estate	1,474	537	2,011
Commercial	6,456	2,387	8,843
Other	--	--	--

Total	$17,914	$49,505	$67,419

Total non-performing loans	$18,067	$50,840	$68,907

Other real estate owned:
Residential development	$10,000	$--	$10,000
Commercial real estate	--	--	--
Commercial	--	--	--
Other	--	310	310

Total	$10,000	$310	$10,310

Total non-performing assets	$28,067	$51,150	$79,217

Total Loans and leases	$3,452,645	$2,626,790	$6,079,435
Non-performing loans to total loans and
leases	0.52%	1.94%	1.13%

Within the allowance for credit losses, the Company has identified $16.2 million of impairment reserve related to $67.4 million of non-accrual loans, which are specifically measured for impairment. This impairment reserve increased $11.2 million during the quarter. The net increase in impairment reserve, combined with downgrades within the portfolio related primarily to residential development, led to the $20.4 million provision for loan losses during the third quarter. The third quarter provision for loan losses is expected to cover subsequent charge-offs on these non-performing loans.

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

The following represents a summary of our non-accrual loan impairment estimate as of September 30, 2007:

Non-accrual loan impairment estimate

			Impairment
(dollars in thousands)	# of Loans	Balance	Estimate

Non-accrual loans:
Residential development	47	$56,565	$14,761
Commercial real estate	13	2,011	98
Commercial	23	8,843	1,385

Total non-accrual loans	83	$67,419	$16,244

During the first nine months of 2007, the Company had net charge-offs of $806 thousand, compared to net charge-offs of $64 thousand for the first nine months of 2006. Non-performing loans and leases were $68.9 million at September 30, 2007, representing 1.13% of total loans and leases. The allowance for credit losses was 1.47% of total loans and leases at September 30, 2007, compared to 1.17% of total loans and leases at June 30, 2007.

The Company completed its acquisition of North Bay Bancorp on April 26, 2007 by issuing 5,163,573 shares in connection with this acquisition, with a total deal value of $142.3 million. The system integration with North Bay Bancorp was completed in May 2007.

The following table presents the year to date 2007 organic growth rates, which exclude the effects of the North Bay Bancorp acquisition:

(dollars in thousands)	Loans and Leases	Deposits	Assets

As reported, 9/30/07	$6,079,435	$6,518,217	$8,225,811
less: 12/31/06 balances	5,361,862	5,840,294	7,344,236

Total growth	717,573	677,923	881,575

less: acquisition	442,950	462,624	727,799

Organic growth	$274,623	$215,299	$153,776

Annualized organic growth rate	7%	5%	3%

Total consolidated assets as of September 30, 2007 were $8.2 billion, compared to $7.2 billion a year ago. Total gross loans and leases, and deposits, were $6.1 billion and $6.5 billion, respectively, as of September 30, 2007, compared to $5.4 billion and $5.7 billion, respectively, a year ago.

The Company reported a tax equivalent net interest margin of 4.20% for the third quarter of 2007, compared to 4.83% for the third quarter of 2006, and 4.34% for the second quarter of 2007. The decrease in net interest margin over these time periods resulted from increases in short-term market interest rates and the competitive climate, characterized by increasing deposit costs combined with declining earning asset yields, which was partially attributed to the interest income reversal discussed previously. The $1.3 million interest reversal on new non-accrual loans noted above resulted in a 7 basis point decline in the tax equivalent net interest margin during the quarter.

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Excluding merger related expenses, the Bank efficiency ratio was 55.15% for the nine months ended September 30, 2007, compared to 52.08% for the same period a year ago. The increase related primarily to the decline in net interest margin discussed previously.

During the first quarter of 2007, the Company elected early adoption of Statements of Financial Accounting Standard (SFAS) 157 and 159, effective January 1, 2007. SFAS 159, which was issued in February 2007, permits the measurement of selected financial instruments at fair value as of specified election dates. Upon adoption of SFAS 159, the Company selected the fair value measurement option only on certain junior subordinated debentures. During the third quarter, the Company issued $60 million in new junior subordinated debentures (net of common stock investment), carrying a weighted adjustable interest rate of 3 month LIBOR plus 182 basis points. The Company elected fair value measurement on these debentures. As a result, the Company recognized a $4.1 million gain in fair value on junior subordinated debentures during the third quarter, as market interest rate spreads increased significantly on like instruments. This compares to a $279 thousand fair value increase during the second quarter. Also during the third quarter, the Company redeemed a $25 million junior subordinated debenture (net of common stock investment) prior to its maturity.

As of September 30, 2007, total shareholders’ equity was $1.2 billion. Book value per share was $20.60 and tangible book value per share was $7.78. During the third quarter, the Company repurchased 1.65 million shares of stock at a weighted average price of $21.23 per share. For the first nine months of 2007, the company repurchased 4.01 million shares of stock at a weighted average price of $23.73 per share. The total remaining available common shares authorized for repurchase is approximately 1.54 million.

We have expanded disclosure of our loan, deposit and core deposit portfolios by region within the financial tables of this earnings release.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that non-GAAP financial measures provide investors with information useful in understanding Umpqua’s financial performance. Umpqua provides measures based on “operating earnings,” which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about identification and management of problem loans, the level of expected gross loan charge-offs and the adequacy of the provision for loan losses taken in the third quarter.

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 146 locations between Napa, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, October 18, 2007, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss third quarter 2007 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-752-8363 a few minutes before 10:00 a.m. The conference ID is “18219442.” Information to be discussed in the teleconference will be available on the Company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately two hours after the conference call by dialing 800-642-1687, or by visiting the Company’s website.

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Consolidated Statements of Income
(Unaudited)

		Quarter Ended:

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Sept 30, 2007	Jun 30, 2007	Sept 30, 2006	% Change	% Change

Interest income
Loans and leases	$116,111	$111,797	$106,320	4%	9%
Interest and dividends on investments:
Taxable	9,137	8,720	6,797	5%	34%
Exempt from federal income tax	1,588	1,335	1,142	19%	39%
Dividends	96	88	105	9%	(9)%
Temporary investments	929	616	374	51%	148%

Total interest income	127,861	122,556	114,738	4%	11%

Interest expense
Deposits	48,138	44,581	34,121	8%	41%
Repurchase agreements and
fed funds purchased	530	824	2,155	(36)%	(75)%
Junior subordinated debentures	4,444	4,022	3,971	10%	12%
Term debt	874	813	692	8%	26%

Total interest expense	53,986	50,240	40,939	7%	32%
Net interest income	73,875	72,316	73,799	2%	0%
Provision for loan and lease losses	20,420	3,413	2,352	498%	768%
Non-interest income
Service charges	8,448	8,148	7,606	4%	11%
Brokerage fees	2,498	2,679	2,506	(7)%	0%
Mortgage banking revenue	1,366	2,607	1,445	(48)%	(5)%
Loss on sale of securities	(13)	(2)	--	nm	nm
Other income	6,244	2,498	1,919	150%	225%

Total non-interest income	18,543	15,930	13,476	16%	38%

Non-interest expense
Salaries and benefits	28,005	28,898	26,387	(3)%	6%
Occupancy and equipment	9,166	8,782	8,540	4%	7%
Intangible amortization	1,767	1,490	1,195	19%	48%
Other	13,692	12,392	12,113	10%	13%
Merger related expenses	263	2,383	2,451	(89)%	(89)%

Total non-interest expense	52,893	53,945	50,686	(2)%	4%
Income before provision for income taxes	19,105	30,888	34,237	(38)%	(44)%
Provision for income tax	5,928	10,975	11,381	(46)%	(48)%

Net income	$13,177	$19,913	$22,856	(34)%	(42)%

Weighted average shares outstanding	60,489,522	60,679,485	57,802,381	0%	5%
Weighted average diluted shares outstanding	61,065,401	61,397,575	58,452,461	(1)%	4%

Earnings per share – Basic	$0.22	$0.33	$0.40	(33)%	(45)%
Earnings per share – Diluted	$0.22	$0.32	$0.39	(31)%	(44)%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Consolidated Statements of Income
(Unaudited)

	Nine months ended:

Dollars in thousands, except per share data	Sept 30, 2007	Sept 30, 2006	% Change

Interest income
Loans and leases	$331,889	$265,444	25%
Interest and dividends on investments:
Taxable	25,376	20,201	26%
Exempt from federal income tax	4,151	2,740	51%
Dividends	249	205	21%
Temporary investments	2,439	837	191%

Total interest income	364,104	289,427	26%
Interest expense
Deposits	133,750	81,112	65%
Repurchase agreements and
fed funds purchased	1,757	6,346	(72)%
Trust preferred securities	12,329	10,359	19%
Other borrowings	1,767	2,775	(36)%

Total interest expense	149,603	100,592	49%
Net interest income	214,501	188,835	14%
Provision for loan and lease losses	23,916	2,427	885%
Non-interest income
Service charges	23,648	19,540	21%
Brokerage fees	7,594	7,408	3%
Mortgage banking revenue	5,772	5,792	0%
Loss on sale of securities	(10)	(1)	nm
Other income	11,434	6,745	70%

Total non-interest income	48,438	39,484	23%
Non-interest expense
Salaries and benefits	85,172	71,525	19%
Occupancy and equipment	26,774	22,907	17%
Intangible amortization	4,400	2,533	74%
Other	37,304	31,586	18%
Merger related expenses	3,200	4,358	(27)%

Total noninterest expense	156,850	132,909	18%
Income before income taxes	82,173	92,983	(12)%
Provision for income tax	28,421	33,069	(14)%

Net income	$53,752	$59,914	(10)%

Weighted average shares outstanding	59,790,297	50,377,923	19%
Weighted average diluted shares outstanding	60,450,412	51,010,413	19%

Earnings per share – Basic	$0.90	$1.19	(24)%
Earnings per share – Diluted	$0.89	$1.17	(24)%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Sept 30, 2007	Jun 30, 2007	Sept 30, 2006	% Change	% Change

Assets:
Cash and due from banks	$148,434	$182,739	$151,334	(19)%	(2)%
Temporary investments	46,787	40,904	40,700	14%	15%
Investment securities:
Trading	4,144	3,090	682	34%	nm
Available for sale	911,883	893,125	689,841	2%	32%
Held to maturity	7,116	8,333	9,494	(15)%	(25)%
Loans held for sale	19,964	16,953	18,951	18%	5%
Loans and leases	6,079,435	5,981,750	5,385,262	2%	13%
Less: Allowance for loan and lease losses	(88,278)	(68,723)	(60,475)	28%	46%

Loans and leases, net	5,991,157	5,913,027	5,324,787	1%	13%
Restricted equity securities	15,297	16,715	15,255	(8)%	0%
Premises and equipment, net	107,189	108,656	99,251	(1)%	8%
Other real estate owned	10,310	--	31	nm	nm
Mortgage servicing rights, net	9,474	9,966	10,427	(5)%	(9)%
Goodwill and other intangibles	767,210	767,710	680,722	0%	13%
Other assets	186,846	183,340	157,373	2%	19%

Total assets	$8,225,811	$8,144,558	$7,198,848	1%	14%

Liabilities:
Deposits	$6,518,217	$6,414,425	$5,650,338	2%	15%
Securities sold under agreements
to repurchase	52,883	59,553	65,471	(11)%	(19)%
Fed funds purchased	20,000	48,000	--	(58)%	nm
Term debt	75,010	75,095	57,072	0%	31%
Junior subordinated debentures, at fair value	131,984	99,808	--	32%	nm
Junior subordinated debentures, at amortized cost	104,947	105,213	203,955	0%	(49)%
Other liabilities	89,580	86,426	80,332	4%	12%

Total liabilities	6,992,621	6,888,520	6,057,168	2%	15%

Shareholders' equity:
Common stock	987,543	1,019,618	929,893	(3)%	6%
Retained earnings	253,487	251,715	220,726	1%	15%
Accumulated other comprehensive loss	(7,840)	(15,295)	(8,939)	(49)%	(12)%

Total shareholders' equity	1,233,190	1,256,038	1,141,680	(2)%	8%

Total liabilities and shareholders' equity	$8,225,811	$8,144,558	$7,198,848	1%	14%

Common shares outstanding at period end	59,864,335	61,315,960	58,028,555	(2)%	3%
Book value per share	$20.60	$20.48	$19.67	1%	5%
Tangible book value per share	$7.78	$7.96	$7.94	(2)%	(2)%
Tangible equity	$465,980	$488,328	$460,958	(5)%	1%
Tangible equity to tangible assets	6.25%	6.62%	7.07%
nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Loan Portfolio – Total and by Region
(Unaudited)

				Sequential	Year over
Dollars in thousands				Quarter	Year
Loans and leases by class:	Sept 30, 2007	Jun 30, 2007	Sept 30, 2006	% Change	% Change

Total Consolidated:
Commercial real estate	$3,071,588	$3,058,774	$2,697,218	0.4%	13.9%
Residential real estate	379,657	371,894	312,639	2.1%	21.4%
Construction	1,191,757	1,148,726	1,238,369	3.7%	(3.8)%

Total real estate	4,643,002	4,579,394	4,248,226	1.4%	9.3%
Commercial	1,365,786	1,323,640	1,085,014	3.2%	25.9%
Leases	37,095	35,477	19,514	4.6%	90.1%
Installment and other	44,970	54,504	45,119	(17.5)%	(0.3)%
Deferred loan fees, net	(11,418)	(11,265)	(12,611)	1.4%	(9.5)%

Total loans and leases	$6,079,435	$5,981,750	$5,385,262	1.6%	12.9%

Oregon/Washington region:
Commercial real estate	$1,710,224	$1,672,094	$1,594,723	2.3%	7.2%
Residential real estate	250,751	244,654	202,228	2.5%	24.0%
Construction	631,087	595,264	515,064	6.0%	22.5%

Total real estate	2,592,062	2,512,012	2,312,015	3.2%	12.1%
Commercial	799,598	826,760	766,913	(3.3)%	4.3%
Leases	37,005	35,333	19,134	4.7%	93.4%
Installment and other	31,216	36,770	25,907	(15.1)%	20.5%
Deferred loan fees, net	(7,236)	(7,012)	(7,966)	3.2%	(9.2)%

Total loans and leases	$3,452,645	$3,403,863	$3,116,003	1.4%	10.8%

% of consolidated total	57%	57%	58%

California region:
Commercial real estate	$1,361,364	$1,386,680	$1,102,495	(1.8)%	23.5%
Residential real estate	128,906	127,240	110,411	1.3%	16.8%
Construction	560,670	553,462	723,305	1.3%	(22.5)%

Total real estate	2,050,940	2,067,382	1,936,211	(0.8)%	5.9%
Commercial	566,188	496,880	318,101	13.9%	78.0%
Leases	90	144	380	(37.5)%	(76.3)%
Installment and other	13,754	17,734	19,212	(22.4)%	(28.4)%
Deferred loan fees, net	(4,182)	(4,253)	(4,645)	(1.7)%	(10.0)%

Total loans and leases	$2,626,790	$2,577,887	$2,269,259	1.9%	15.8%

% of consolidated total	43%	43%	42%

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Credit Quality
(Unaudited)

				Sequential Year over
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter	Year
Dollars in thousands	Sept 30, 2007	Jun 30, 2007	Sept 30, 2006	% Change	% Change

Allowance for credit losses
Balance beginning of period	$68,723	$60,263	$58,516
Provision for loan and lease losses	20,420	3,413	2,352
Acquisitions	--	5,078	184

Charge-offs	(1,414)	(870)	(1,027)	63%	38%
Less: Recoveries	549	839	450	(35)%	22%

Net charge-offs	(865)	(31)	(577)	2690%	50%

Total Allowance for loan and lease losses	88,278	68,723	60,475	28%	46%
Reserve for unfunded commitments	1,246	1,273	2,021

Total Allowance for credit losses	$89,524	$69,996	$62,496	28%	43%

Net charge-offs to average
loans and leases (annualized)	0.06%	0.00%	0.04%
Recoveries to gross charge-offs	39%	96%	44%
Allowance for credit losses to
loans and leases	1.47%	1.17%	1.16%
Allowance for credit losses to
nonperforming loans	130%	146%	591%

Nonperforming loans to total loans and leases	1.13%	0.80%	0.20%
Nonperforming assets to total assets	0.96%	0.59%	0.15%

Nonperforming assets:
Loans on non-accrual status	$67,419	$46,642	$10,158	45%	564%
Loans past due 90+ days & accruing	1,488	1,313	416	13%	258%

Total nonperforming loans	$68,907	$47,955	$10,574	44%	552%
Other real estate owned	10,310	--	31	nm	nm

Total nonperforming assets	$79,217	$47,955	$10,605	65%	647%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Credit Quality (continued)
(Unaudited)

	Nine Months ended:
Dollars in thousands	Sept 30, 2007	Sept 30, 2006	% Change

Allowance for credit losses
Balance beginning of period	$60,090	$43,885
Provision for loan and lease losses	23,916	2,427
Acquisitions	5,078	14,227

Charge-offs	(2,997)	(2,587)	16%
Less: Recoveries	2,191	2,523	(13)%

Net charge-offs	(806)	(64)	1159%

Total Allowance for loan and lease losses	88,278	60,475

Reserve for unfunded commitments	1,246	2,021

Total Allowance for credit losses	$89,524	$62,496

Net charge-offs to average
loans and leases (annualized)	0.02%	0.00%
Recoveries to gross charge-offs	73%	98%

Umpqua Holdings Corporation

Deposits by Type
(Unaudited)

							% Change
	Sept 30, 2007		Jun 30, 2007		Sept 30, 2006		Sequential	Year over
							Quarter	Year
Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Demand, non interest-bearing	$1,294,334	20%	$1,358,235	21%	$1,246,499	22%	(4.7)%	3.8%
Demand, interest-bearing	2,950,605	45%	2,801,455	44%	2,420,474	43%	5.3%	21.9%
Savings	358,825	6%	373,438	6%	380,587	7%	(3.9)%	(5.7)%
Time	1,914,453	29%	1,881,297	29%	1,602,778	28%	1.8%	19.4%

Total Deposits	$6,518,217	100%	$6,414,425	100%	$5,650,338	100%	1.6%	15.4%

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Deposits/Core Deposits by Region
(Unaudited)

	Sept 30, 2007		Jun 30, 2007		Sept 30, 2006		Sequential	Year over
							Quarter	Year
Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Deposits by region:
Oregon/Washington	$3,700,826	57%	$3,604,939	56%	$3,426,675	61%	2.7%	8.0%
California	2,817,391	43%	2,809,486	44%	2,223,663	39%	0.3%	26.7%

Total Deposits	$6,518,217	100%	$6,414,425	100%	$5,650,338	100%	1.6%	15.4%

Core deposits by region (1):
Oregon/Washington	$3,183,550	58%	$3,095,630	58%	$3,006,830	62%	2.8%	5.9%
California	2,270,478	42%	2,277,890	42%	1,864,027	38%	(0.3)%	21.8%

Total Core deposits	$5,454,028	100%	$5,373,520	100%	$4,870,857	100%	1.5%	12.0%

% of total deposits	84%		84%		86%

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Holdings Corporation
Organic Growth by Region
(Unaudited)

	Oregon/Washington		California		Total

Dollars in thousands	Loans	Deposits	Loans	Deposits	Loans	Deposits

Balance, 9/30/07	$3,452,645	$3,700,826	$2,626,790	$2,817,391	$6,079,435	$6,518,217

Less: 12/31/06 balance	3,168,596	3,500,965	2,193,266	2,339,329	5,361,862	5,840,294

Total growth year to date	284,049	199,861	433,524	478,062	717,573	677,923

Less: acquisition	16,166	3,559	426,784	459,065	442,950	462,624

Organic Growth	$267,883	$196,302	$6,740	$18,997	$274,623	$215,299

Year to date organic growth %	8.5%	5.6%	0.3%	0.8%	5.1%	3.7%
Year to date acquisition growth %	0.5%	0.1%	19.5%	19.6%	8.3%	7.9%
Total year to date growth %	9.0%	5.7%	19.8%	20.4%	13.4%	11.6%

Annualized organic growth rate - 2007	11.3%	7.5%	0.4%	1.1%	6.8%	4.9%
Organic growth rate – 2006	18.1%	16.3%	(5.4)%	3.7%	10.7%	12.6%
Organic growth rate – 2005	13.3%	12.9%	12.7%	12.7%	13.1%	12.8%
Organic growth rate – 2004	17.7%	8.0%	4.7%	3.2%	20.2%	9.6%

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Selected Ratios
(Unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
	Sept 30, 2007	Jun 30, 2007	Sept 30, 2006	Change	Change

Net Interest Spread:
Yield on loans and leases	7.62%	7.74%	7.88%	(0.12)	(0.26)
Yield on taxable investments	4.83%	4.72%	4.53%	0.11	0.30
Yield on tax-exempt investments (1)	5.62%	5.06%	6.08%	0.56	(0.46)
Yield on temporary investments	5.18%	5.13%	3.99%	0.05	1.19
Total yield on earning assets (1)	7.24%	7.33%	7.49%	(0.09)	(0.25)

Cost of interest bearing deposits	3.69%	3.66%	3.19%	0.03	0.50
Cost of securities sold under agreements
to repurchase and fed funds purchased	3.28%	3.74%	4.45%	(0.46)	(1.17)
Cost of term debt	4.62%	4.63%	4.81%	(0.01)	(0.19)
Cost of junior subordinated debentures	7.59%	7.62%	7.72%	(0.03)	(0.13)
Total cost of interest bearing liabilities	3.86%	3.84%	3.45%	0.02	0.41

Net interest spread (1)	3.38%	3.49%	4.04%	(0.11)	(0.66)
Net interest margin – Consolidated (1)	4.20%	4.34%	4.83%	(0.14)	(0.63)

Net interest margin – Bank (1)	4.45%	4.57%	5.08%	(0.12)	(0.63)

As reported:
Return on average assets	0.64%	1.02%	1.27%	(0.38)	(0.63)
Return on average tangible assets	0.70%	1.13%	1.41%	(0.43)	(0.71)
Return on average equity	4.20%	6.44%	8.06%	(2.24)	(3.86)
Return on average tangible equity	10.92%	16.11%	20.50%	(5.19)	(9.58)
Efficiency ratio – Consolidated	56.83%	60.76%	57.75%	(3.93)	(0.92)
Efficiency ratio – Bank	55.57%	56.98%	53.95%	(1.41)	1.62

Excluding merger related expense (2):
Return on average assets	0.65%	1.09%	1.35%	(0.44)	(0.70)
Return on average tangible assets	0.71%	1.21%	1.50%	(0.50)	(0.79)
Return on average equity	4.25%	6.91%	8.58%	(2.66)	(4.33)
Return on average tangible equity	11.05%	17.26%	21.82%	(6.21)	(10.77)
Efficiency ratio – Consolidated	56.54%	58.08%	54.95%	(1.54)	1.59
Efficiency ratio – Bank	55.30%	54.32%	51.20%	0.98	4.10

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Selected Ratios
(Unaudited)

	Nine Months Ended:

	Sept 30, 2007	Sept 30, 2006	Change

Net Interest Spread:
Yield on loans and leases	7.72%	7.65%	0.07
Yield on taxable investments	4.72%	4.50%	0.22
Yield on tax-exempt investments (1)	5.49%	5.77%	(0.28)
Yield on temporary investments	5.20%	4.09%	1.11
Total yield on earning assets (1)	7.33%	7.25%	0.08

Cost of interest bearing deposits	3.66%	2.94%	0.72
Cost of securities sold under
agreements to repurchase and fed funds purchased	3.40%	4.23%	(0.83)
Cost of term debt	4.58%	4.97%	(0.39)
Cost of junior subordinated debentures	7.60%	7.59%	0.01
Total cost of interest bearing liabilities	3.83%	3.25%	0.58

Net interest spread (1)	3.50%	4.00%	(0.50)
Net interest margin – Consolidated (1)	4.33%	4.74%	(0.41)

Net interest margin – Bank (1)	4.57%	4.99%	(0.42)

As reported:
Return on average assets	0.93%	1.29%	(0.36)
Return on average tangible assets	1.02%	1.41%	(0.39)
Return on average equity	5.91%	8.80%	(2.89)
Return on average tangible equity	14.79%	20.87%	(6.08)
Efficiency ratio – Consolidated	59.27%	57.91%	1.36
Efficiency ratio – Bank	56.35%	53.94%	2.41

Excluding merger related expense (2):
Return on average assets	0.96%	1.35%	(0.39)
Return on average tangible assets	1.06%	1.47%	(0.41)
Return on average equity	6.12%	9.18%	(3.06)
Return on average tangible equity	15.32%	21.78%	(6.46)
Efficiency ratio – Consolidated	58.06%	56.01%	2.05
Efficiency ratio – Bank	55.15%	52.08%	3.07

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Average Balances
(Unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Sept 30, 2007	Jun 30, 2007	Sept 30, 2006	% Change	% Change

Temporary investments	$71,165	$48,142	$37,225	48%	91%
Investment securities, taxable	765,346	746,721	609,131	2%	26%
Investment securities, tax-exempt	159,998	148,071	107,851	8%	48%
Loans held for sale	10,732	15,468	19,258	(31)%	(44)%
Loans and leases	6,032,388	5,777,447	5,333,728	4%	13%

Total earning assets	7,039,629	6,735,849	6,107,193	5%	15%
Goodwill & other intangibles	766,591	743,801	681,988	3%	12%
Total assets	8,190,032	7,840,422	7,135,488	4%	15%

Non interest bearing demand deposits	1,319,280	1,271,311	1,235,838	4%	7%
Interest bearing deposits	5,171,123	4,881,499	4,248,328	6%	22%

Total deposits	6,490,403	6,152,810	5,484,166	5%	18%
Interest bearing liabilities	5,542,587	5,252,179	4,701,582	6%	18%

Total shareholders’ equity	1,245,390	1,239,691	1,124,398	0%	11%
Tangible equity	478,799	495,890	442,410	(3)%	8%

Umpqua Holdings Corporation

Average Balances
(Unaudited)

	Nine Months Ended:

Dollars in thousands	Sept 30, 2007	Sept 30, 2006	% Change

Temporary investments	$62,680	$27,360	129%
Investment securities, taxable	723,978	604,448	20%
Investment securities, tax-exempt	142,444	91,027	56%
Loans held for sale	13,719	14,512	(5)%
Loans and leases	5,733,639	4,623,013	24%

Total earning assets	6,676,460	5,360,360	25%
Goodwill & other intangibles	729,979	526,459	39%
Total assets	7,765,832	6,198,868	25%

Non interest bearing demand deposits	1,250,188	1,085,161	15%
Interest bearing deposits	4,884,775	3,683,415	33%

Total deposits	6,134,963	4,768,576	29%
Interest bearing liabilities	5,222,253	4,141,511	26%

Total shareholders’ equity	1,215,730	910,311	34%
Tangible equity	485,751	383,852	27%

Umpqua Holdings Corporation Announces Third Quarter 2007 Results
October 18, 2007

Umpqua Holdings Corporation

Mortgage Banking Activity
(unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Sept 30, 2007	Jun 30, 2007	Sept 30, 2006	% Change	% Change

Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$877,648	$897,696	$978,723	(2)%	(10)%

MSR Asset	$9,474	$9,966	$13,668	(5)%	(31)%
Less: Valuation reserve (1)	--	--	(3,241)	--	(100)%

MSR Asset net	$9,474	$9,966	$10,427	(5)%	(9)%

MSR net as % of serviced portfolio	1.08%	1.11%	1.07%

Mortgage Banking Revenue:
Origination and sale	$1,468	$1,700	$2,141	(14)%	(31)%
Servicing	546	670	652	(19)%	(16)%
Amortization of MSR (1)	--	--	(292)	--	(100)%
MSR valuation reserve change	--	--	(1,056)	--	(100)%
Change in fair value of MSR	(648)	237	--	(373)%	100%

Total Mortgage Banking Revenue	$1,366	$2,607	$1,445	(48)%	(5)%

	Nine Months Ended:

Dollars in thousands	Sept 30, 2007	Sept 30, 2006	% Change

Mortgage Banking Revenue:
Origination and sale	$4,896	$5,601	(13)%
Servicing	1,853	1,992	(7)%
Amortization of MSR (1)	--	(934)	(100)%
MSR valuation reserve change	--	(867)	(100)%
Change in fair value of MSR	(977)	--	100%

Total Mortgage Banking Revenue	$5,772	$5,792	0%

(1) The Company adopted SFAS No. 156 effective January 1, 2007, resulting in elimination of the mortgage servicing right valuation reserve and MSR amortization.

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